                                                                  EXHIBIT 10.6


                               SUPPLY AGREEMENT
                                ----------------


This Supply Agreement (the "Agreement") is made effective as of the 31st day of March, 2000 (the "Effective Date"), by and among Airspan Networks Inc., ("Airspan") a company incorporated under the laws of the State of Washington, with its principal place of business at 777 108th Avenue NE Suite 1895, Bellevue, Washington 98004, and GLS LLC, ("Purchaser") a limited liability company incorporated under the laws of the State of South Dakota, with its principal office at 501 Fourth Street, Sergeant Bluff, IA 51054.

                                  WITNESSETH:

WHEREAS, Airspan is engaged in the design and manufacture of various telecommunications product lines including, among others, those Airspan products more completely described in Exhibit A hereto (the Airspan products described in Exhibit A of this Agreement, as from time to time amended in accordance with the provisions of this Agreement, are hereinafter called the "Airspan Products"); and


WHEREAS, Purchaser is engaged in the operation of telecommunications systems; and intends to build and operate an Airspan fixed wireless network; and

WHEREAS, during the Term (as defined below) of this Agreement, Airspan desires to supply to Purchaser, and Purchaser wishes to acquire from Airspan, the Airspan Products and services on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed as follows:


Scope              Warranty                   Excusable delay
Ordering           Repairs                    Indemnification
Price              Limitation of liability    Remedies
Payment            Software license           Responsibilities purchaser
Delivery           Documentation              Notices
Subcontracting     Confidentiality            Services
                                              Miscellaneous


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1.   SCOPE.
     -----

     1.1 This Agreement shall remain in effect for a period of sixty (60) months from the Effective Date (the "Term").

     1.2 During the Term, in accordance with each Purchase Order issued by Purchaser and accepted by Airspan, Airspan shall:

          a. Engineer, sell and deliver that equipment and services so specified in the order ("Equipment" being defined as the hardware component of each product being offered under the terms and conditions of this Agreement);

          b. Grant to Purchaser a non-transferrable, non-exclusive, paid-up licence to use the Software (as defined in Section 10.1) during the useful life of the associated Equipment on the terms and conditions set forth in the Software Licence, Section 10. The license to use the Software (as defined in Section 10.1) may be transferred by written authorisation from Airspan to Purchaser, provided that Airspan will not unreasonably withhold said written authorization;

          c. Test and install the Equipment and/or Software (the "Installation Services") if Purchaser elects to purchase the Installation Services, and Airspan accepts the obligation to perform such services, or if such services are included in the price of the Equipment or Software.

2.   ORDERING PROCEDURE.
     ------------------

     2.1 The following procedures shall be followed with respect to each purchase order issued by Purchaser:

     a. During the Term, Purchaser will inform Airspan of its intent to purchase Equipment and Installation Services (but only if Airspan expressly agrees to perform such Installation Services), and license Software, by sending to Airspan a written order. This written order (the "Purchase Order") will state the type of Equipment, System, or Installation Services that Purchaser wants to purchase and the Software Purchaser wants to licence, the price of the ordered items (the "Contract Price") as set forth in Exhibit B, "Price List" (which is hereby incorporated by reference) and the proposed delivery and installation dates, if applicable.

     b. Each Purchase Order shall specifically incorporate by reference the terms and conditions of this Agreement, and no additional or different terms and conditions stated in a Purchase Order, any letter, or otherwise shall be binding unless expressly referred and agreed to by Airspan in writing. In the event of a

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     conflict between the terms and conditions of this Agreement and of any
     Purchase Order issued hereunder, or if the Purchase Order does not reference the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control.

     2.2 If a Purchase Order is accepted by Airspan, Airspan will issue an order acknowledgement to Purchaser within five (5) business days of Airspan's receipt of the written Purchase Order from Purchaser.


3.   CONTRACT PRICE.
     --------------

     3.1 The Contract Price for each item of Equipment, Installation Services, or Software is as specified in Exhibit B and shall be paid to Airspan in US Dollars free of any withholding tax and any currency controls or other restrictions. The Contract Price includes:

          a. The price of the Equipment;

          b. The fee for the licensing of the Software;

          c. If Installation Services are ordered and such order is accepted by Airspan, the charges for installing and testing each unit of Equipment or Software;

          d. The charges for the warranty of the Equipment and Software in accordance with Section 7; and

          e. Costs in accordance with delivery obligations set forth in Sections
          5.1 and 5.2.

     3.2 The Contract Price is shown in Exhibit B and shall include applicable duties, taxes or imposts, including all export or import duties. Sales taxes and contractor's excise taxes shall be itemized on all purchase orders. The parties agree that the Contract Price in Exhibit B shall be firm for a minimum period of twenty-four (24) months from the Effective Date. Thereafter, Exhibit B may be revised by Airspan giving thirty (30) days written notice to Purchaser.

4.   PAYMENT TERMS.
     -------------

          4.1 Airspan will issue an invoice (the "Invoice") to Purchaser in accordance with the payment terms below. The Invoice specifically will identify the Equipment, Software, or other items shipped, and the Contract Price of such


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


     items. Any Installation Services or other services provided by Airspan will be invoiced separately following completion of such services. The Invoice also shall state the total due to Airspan from Purchaser (the "Invoice Total"), which shall include the Contract Price, and any applicable taxes, duties, and other fees due pursuant to Section 3.2 of this Agreement. Payment of the Invoice Total is due (without any right of set-off) Net forty-five (45) days after the date of invoice.

     4.2 If Purchaser disputes any invoice or part thereof, Purchaser must notify Airspan in writing within twenty-five (25) days of the invoice date giving details of the reason for such dispute. Purchaser and Airspan agree to work together in good faith to resolve the dispute as quickly as possible. Purchaser may withhold payment of such disputed amounts until resolution of the dispute. Any parts of the invoice not under dispute shall be paid net forty-five (45) days after the date of invoice. On resolution of the dispute, Purchaser shall immediately pay any amounts due in full.

     4.3 Purchaser will make payment by wire or telegraphic transfer to the bank account set forth below or, on receipt of written notification from Airspan, to another designated bank within the United States.

     Bank:            Seafirst Bank, 10555 N.E. 8th, Bellevue, WA98004, USA.
     Account name:    Airspan Networks Inc.
     Account number:  68777507
     Routing Number:  125 - 0000 - 24
     Further instructions: "Reference (Purchaser's name), Purchase Order number, Payment of Invoice number"

     Payment will be deemed to have been made upon receipt of funds in Airspan's bank.

     4.4 If the cost to Airspan of performing this Agreement increases as a result of any change to the law or increase in import duty or freight duty, Airspan may add such increase to the Contract Price by notifying Purchaser in writing of such increase.

5.   DELIVERY, TITLE AND RISK OF LOSS.
     --------------------------------

     5.1 All Equipment and Software will be delivered by Airspan CIP (as defined in Incoterms 2000) to an airport in South Dakota that completes international customs clearances and shipped to a location within the city limits of the above arrival airport, such airport and delivery location are to be agreed upon in writing by the parties for each Purchase Order. Airspan will be responsible for and pay all packing, shipping, freight, and insurance charges to the agreed upon location within the city limits. If requested by Purchaser,


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


     Airspan may arrange for shipment to be made to Purchaser's identified warehouse facilities or freight forwarder outside of the city limits, subject to approval in writing by Airspan and agreement to any additional charges in advance of shipment. Unless specified in the Purchase Order, Airspan will select the mode of shipment and the carrier.

     In this Agreement, "Incoterms" means the most recent international rules for the interpretation of trade terms published by the International Chamber of Commerce as in force on the Effective Date. Unless the context otherwise requires, any term or expression which is defined in or given a particular meaning by the provisions of the Incoterms shall have the same meaning in this Agreement, but if there is any conflict between the provisions of the Incoterms and this Agreement, the latter shall prevail.

     5.2 All risk of loss or damage to the Equipment and Software will pass to Purchaser on collection by the freight forwarder from Airspan. However, Airspan will insure the Equipment against loss or damage in transit to the agreed upon location within the city limits as set forth in Paragraph 5.1.

     5.3 Title to the Equipment shall pass to Purchaser on collection by the freight forwarder from Airspan.

     5.4  If Purchaser has any Airspan owned Equipment in its possession:

          a. Purchaser shall ensure that Equipment is clearly marked as the property of Airspan, and if asked, shall inform any third parties that the Equipment is the property of Airspan;

          b. Purchaser shall not purport to create any security, mortgage, lien or pledge over the Equipment, or otherwise deal with the Equipment without Airspan's written consent;

          c. In the event of any threatened seizure of the Equipment by any third parties, and on termination or expiration of this Agreement, or any Contract made pursuant to it, Airspan shall have the right, without prejudice to any other remedy, to enter without prior notice any premises and to repossess and take away or otherwise deal with the Equipment.

     5.5 The Software shall at all times remain the exclusive property of Airspan, subject to the uses provided herein.

     5.6 Unless Purchaser clearly advises Airspan to the contrary in writing, Airspan may make partial deliveries on account of Purchase Orders. Delay in delivery of any instalment shall not relieve Purchaser of its obligation to accept



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


     said installment, provided that said delay does not exceed sixty (60) days from Airspan's scheduled ship date and unless Purchaser has clearly advised Airspan to cancel the delayed installment in writing at least fifteen (15) days prior to its revised planned shipment date or its actual shipment date by Airspan.

     5.7 Airspan will use reasonable efforts to meet Purchaser's requested delivery schedules for Equipment and Software, but Airspan reserves the right to refuse, or delay delivery to Purchaser when Purchaser's credit is impaired, when Purchaser is delinquent in payments or fails to meet other credit or financial requirements reasonably established by Airspan, or when Purchaser has failed to perform its obligations under this Agreement.

     5.8 Should orders for Equipment and Software exceed Airspan's available inventory, Airspan will allocate its available inventory and make deliveries on a basis that Airspan deems equitable, in its sole discretion, and without liability to Purchaser on account of the method of allocation chosen or its implementation. In any event, Airspan shall not be liable for any direct, indirect, consequential, or special losses or damages (including, but not limited to, loss of income or profit and loss of data) that may be suffered by the Purchaser or by any other person for failure to deliver or for any delay or error in delivery of Equipment or Software for any reason whatsoever.

6.   SUBCONTRACTING.  Airspan reserves the right to subcontract such portions
     --------------
of: (a) the Equipment manufacture and/or Software development and supply; and/or (b) installation to subcontractors of Airspan's choice as Airspan deems appropriate.

7.   WARRANTY.
     --------

     7.1 THE WARRANTIES SET FORTH IN SECTIONS 7 AND 8 OF THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED TERMS OF SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

     7.2 Subject to Sections 7.3 and 7.4, Airspan warrants that the Equipment sold to Purchaser under this Agreement shall, under normal use and service, be free from defects in materials and faulty workmanship, and that the Software licensed to Purchaser under this Agreement shall conform in all material respects to Airspan's published specifications therefor. If Installation Services are provided by Airspan, the warranty period shall be twelve (12) months from the earlier of the following dates: completion of installation as defined in 18.2; or thirty (30) days after delivery to Purchaser as set forth in Paragraph 5.1. If Installation Services are not provided by Airspan, the warranty period shall be twelve (12) months from completed delivery of all equipment sold under the Purchase Order to Purchaser. (Hereinafter, these periods of time shall be collectively referred to as the "Initial Warranty Period.")



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


     7.3 Airspan's obligation and Purchaser's sole remedy under this warranty are limited to the replacement or repair, at Airspan's option, of the defective Equipment or Software within the Initial Warranty Period. Airspan shall have no obligation to remedy any such defect if it can be shown that: (a) the Equipment or Software was altered, repaired, or reworked by any party other than Airspan without Airspan's written consent; (b) such defects were the result of Purchaser's improper storage, mishandling, abuse, or misuse of the Equipment or Software; (c) such defects were the result of Purchaser's use of the Equipment or Software in conjunction with equipment electronically or mechanically incompatible or of an inferior quality; or (d) the defect was the result of damage by fire, explosion, power failure, or any act of nature.

     7.4 In no event shall Airspan be obliged to provide on-site maintenance. Subject to the provisions of this warranty clause, defective parts or components must be returned by Purchaser to Airspan's designated facility located within the contiguous 48 states in the United States, freight prepaid, within the Initial Warranty Period, and said defective parts will be repaired or replaced by Airspan at no charge to Purchaser. Risk of loss or damage to Equipment or Software returned to Airspan for repair or replacement shall be borne by Purchaser until delivery to Airspan. Upon delivery of such Equipment or Software, Airspan shall assume the risk of loss or damage until that time that the Equipment or Software being repaired or replaced is returned and delivered to Purchaser. Purchaser will pay all transportation costs for Equipment or Software shipped to Airspan for repair or replacement. Airspan shall pay all transportation costs associated with returning repaired or replaced Equipment or Software to Purchaser.

     7.5 Airspan will charge Purchaser for any maintenance carried out which is not covered by the warranties contained in Section 7.2 or Section 8 at Airspan's then prevailing standard rates for such services.

8.   WARRANTY ON REPAIRED MATERIALS.  Airspan warrants  that, following repair,
     ------------------------------
the Equipment or Software returned to Airspan for repair shall be free from defective materials and faulty workmanship and that the Software will conform in all material respects to Airspan's published specifications therefor for ninety
(90) days from date of shipment from Airspan to Purchaser or until the end of the Initial Warranty Period, whichever is longer.

9.   LIMITATION OF LIABILITY.
     -----------------------

     9.1 WITHOUT PREJUDICE TO SECTION 9.4, IN NO EVENT SHALL AIRSPAN OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES, SHAREHOLDERS, OR AFFILIATES (AIRSPAN AND SUCH OTHER PERSONS, THE "AIRSPAN PARTIES"), HAVE ANY LIABILITY TO PURCHASER FOR LOSS OF PROFITS, INCOME OR DATA, INCIDENTAL,



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CONSEQUENTIAL, OR INDIRECT DAMAGES OR LOSSES ARISING FROM THIS AGREEMENT OR ANY
COLLATERAL CONTRACT, WHETHER CAUSED BY NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE, OR FOR LOSS, DAMAGE, OR EXPENSE INDIRECTLY ARISING FROM THE USE OF THE EQUIPMENT OR THE SOFTWARE, OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE.

     9.2 Without prejudice to Sections 9.3 and 9.4, the liability of the Airspan Parties, taken as a whole, for each event or series of connected events arising out of or in connection with this Agreement, any purchase order placed pursuant to this Agreement, or any other collateral contract, or from or in connection with the Equipment or Software or the use thereof, or the inability to use them either separately or in combination with other equipment or software, or from any other cause, whether caused by negligence, breach of contract, strict liability, breach of warranty, on grounds of failure of essential purpose, or otherwise, shall in no circumstance exceed the total amount payable by Distributor to Airspan under this Agreement for the provision of the Equipment or Software which gave rise to the loss or damage or in connection with which the loss or damage was incurred.

     9.3 Airspan shall be liable for physical damage to Purchaser's property resulting from its negligence up to a maximum of USD 1,000,000.

     9.4 Nothing in this Agreement shall exclude or in any way limit Airspan liability for death or personal injury caused by its negligence.

10.  SOFTWARE LICENSE.
     ----------------

     10.1 Airspan shall grant Purchaser a nonexclusive, license to use the Software, only with the Equipment purchased under this Agreement. Software licensed under this Agreement ("Software") is defined as computer programs contained on a magnetic tape, disc, semiconductor device, or other memory, including: (a) hardwired logic instructions which manipulate data in the central processor and which control input-output operations, error diagnostics, and recovery routine; and (b) instruction sequences in machine-readable code which control call processing, peripheral equipment, and administration and maintenance functions as well as associated documentation used to describe, maintain, and use the programs.

     10.2 Any Software provided to Purchaser by Airspan shall be treated as the exclusive property of Airspan, and Purchaser shall: (1) treat such Software as Confidential Information under Section 12 of this Agreement; (2) utilise such Software or any portions or aspects thereof (including any methods or concepts utilised therein) solely in conjunction with the Equipment; (3) return to Airspan all memory media, documentation and/or other material that has been modified, updated or replaced; (4)



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not modify, disassemble or decompile such Software, or reverse engineer any portion of the Software or functioning of the Airspan Products, or permit others to do so, without Airspan's prior written consent; and (5) not reproduce or copy such Software in whole or in part except for backup and archival purposes or as otherwise permitted in writing by Airspan. Information to achieve interoperability of the Software with independently created programs, within the meaning of Article 6 of the Directive on the Legal Protection of Computer Programs, is available from Airspan on written request.

     10.3 The obligations of Purchaser under this Section 10 shall survive the termination of this Agreement for any reason and shall continue even if the Software is no longer utilised with the Equipment.

11.  DOCUMENTATION.  Airspan shall furnish that documentation, if any, specified
     -------------
in Exhibit B to Purchaser to be used for the operation and ongoing maintenance of the Equipment and Software. All such documentation is to be treated in accordance with the terms of Section 12. Updates to the documentation shall be at no charge during the Initial Warranty Period.

12.  CONFIDENTIAL INFORMATION.
     ------------------------

     12.1 All technical information, documentation, Software and other proprietary information ("Confidential Information") supplied by Airspan to Purchaser under this Agreement, except for that which may be in the public domain, shall, as between the parties hereto, be treated as the confidential and proprietary information of Airspan. Purchaser, except as specifically authorised in writing by Airspan, shall: (a) not disclose any Confidential Information received from Airspan to any person, except to its employees on a "need-to-know" basis; (b) not reproduce any Confidential Information received from Airspan, in whole or in part; (c) use any Confidential Information received from Airspan only for operation and maintenance of the Equipment; and (d) indemnify Airspan for any loss or damages resulting from a breach of this
Section 12.

     12.2 If this Agreement is terminated or cancelled, or if Purchaser is found to have breached any of the provisions of Sections 10 or 12, Purchaser agrees to immediately return all technical information, documentation, and Software to Airspan, with the exception of the AS8100 (Sitespan) network operating software. In any event, the obligations of Sections 10 and 12 will survive termination or cancellation of this Agreement.

13.  EXCUSABLE DELAY.
---  ---------------

     13.1 Airspan shall not suffer any liability for non-performance, defective performance, or late performance under this Agreement due to causes beyond its


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control and without its fault or negligence such as, but not limited to, acts of
God, war (including civil war), civil unrest, acts of government, fire, floods, explosions, the elements, epidemics, quarantine, restrictions, strikes, lock-outs, plant shutdown, material shortages, or delays in transportation or delays of its suppliers or subcontractors for like cause.

In the event of excusable delay as defined in the preceding sentence, then Airspan, upon giving prompt written notice to Purchaser, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and Purchaser shall likewise be excused from performance of its obligations on a day-to-day basis to the extent Purchaser's obligations relate to the performance so prevented, restricted, or interfered with), provided that Airspan shall use its best endeavours to avoid or remove such causes of non-performance and both parties shall proceed to perform with dispatch whenever such causes are removed or cease to exist.

     13.2 The parties reserve the right to cancel or otherwise terminate this Agreement if the parties' performance is delayed for a period of more than sixty
(60) days as a result of excusable delay as defined in Section 13.1.

14.  GENERAL INDEMNITY.
     -----------------

     14.1 Airspan agrees to indemnify and hold Purchaser harmless against all costs, expenses, liabilities, damages, losses, claims, or proceedings incurred by Purchaser in an action by a third party alleging that Purchaser's use of the Equipment or the Software, separately or in combination, as a whole or in part, constitutes an infringement of their intellectual property rights wherever in the world enforceable, including applications to register and rights to apply for any such rights ("Intellectual Property Rights"). Airspan agrees to defend Purchaser against any such claims and to pay all litigation costs, reasonable lawyer's fees, settlement payments, and any damages awarded or resulting from any such claim.

     14.2 Purchaser shall promptly advise Airspan of any such suit, claim, or proceeding and shall co-operate with Airspan in the defence or settlement thereof. Airspan shall have sole control of the defence of any action involving such a claim and of all negotiations for its settlement.

     14.3 In the event that an injunction is obtained against Purchaser's use of the Equipment and/or the Software, in whole or in part, as a result of any such claim, Airspan shall use its best efforts to either: (a) procure for Purchaser the right to continue using the portions of the Equipment or the Software enjoined from use; or (b) replace or modify the same with functionally equivalent or better Equipment and/or Software so that Purchaser's use is not subject to any such injunction. In the event that Airspan cannot perform the remedies set forth in Sections 14.3(a) or 14.3(b), then Purchaser shall



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have the right to return such Equipment and the Software to Airspan. In the event of such return, Airspan shall refund the depreciated value of the Equipment and the licence to use the Software within thirty (30) days of the receipt by Airspan of the Equipment and the Software.

     14.4 This indemnity shall not apply to claims arising in respect of the use of the Equipment or Software supplied by Airspan or manufactured by its suppliers in accordance with any design or any special instruction furnished by Purchaser, or which is used by Purchaser in a manner or for a purpose not contemplated by this Agreement.

     14.5 The provisions of this Section 14 set forth the entire obligation of Airspan with respect to any claim of infringement of Intellectual Property Rights.

15.  REMEDIES AND TERMINATION.
     ------------------------

     15.1 Airspan shall have the right, prior to payment to Airspan of the Invoice Total, to suspend its performance under this Agreement by written notice to Purchaser and forthwith remove and take possession of any Equipment and operating Software which has been delivered if Purchaser shall: (a) become insolvent; (b) have a receiver or manager appointed over the whole or any part of its assets or business; (c) make any composition or arrangement with its creditors; (d) take or suffer any similar action in consequence of debt, or an order or resolution is made for its dissolution or liquidation (other than for the purpose of amalgamation or reconstruction); or (e) if Purchaser attempts to resell the Equipment or Software without the consent of Airspan.

     15.2 In the event of any material breach of this Agreement by either party which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option: (a) if the aggrieved party is Purchaser, to suspend its performance under Section 4 of the Agreement for as long as the breach continues uncorrected; or (b) if the aggrieved party is Airspan, to suspend performance of all of its obligations under the Agreement for as long as the breach continues uncorrected; (c) to avail itself of any and all remedies available at law or equity whether or not it elects to suspend its performance under Section 15.2(a) or 15.2(b) as applicable; or (d) to terminate this Agreement.

     15.3 In the event (a) either party fails timely to discharge its obligations under this Agreement and (b) the aggrieved party employs a lawyer in order to collect any amount due and unpaid or to enforce any right or remedy hereunder, then the defaulting party agrees that, in addition to all amounts due hereunder, it shall pay all costs of collection or enforcement including court costs and reasonable Lawyer's fees.


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16.  PURCHASER'S RESPONSIBILITIES.  To the extent that Purchaser requests
     ----------------------------
Installation Services, and Airspan accepts the Purchase Order for such Installation Services, then:

     a. Purchaser shall ensure that all Airspan-designated personnel have access to Purchaser's premises and the Equipment during the times necessary to install, maintain, and service the Equipment. Airspan's personnel shall comply with site and security regulations as specified by Purchaser.

     b. Purchaser shall provide reasonable working space and facilities including heat, light, ventilation, electric current and outlets for use by Airspan's designated personnel. Adequate storage space for equipment and materials shall be made available by Purchaser as required. All such facilities shall be provided at no charge to Airspan.

     c. Any information which Airspan reasonably requests from Purchaser and which is required for Airspan properly to install or maintain the Equipment shall be provided by Purchaser in a timely fashion and form reasonably specified by Airspan.

     d. Purchaser shall not perform, or attempt to perform, or cause to be performed any maintenance or repair to the Equipment during the term of this Agreement, other than pursuant to this Agreement, without Airspan's prior, written consent.

17.  NOTICES.  All notices, requests, consents and other communications
     -------
hereunder must be in writing and will be deemed to have been properly given when actually received by the party to whom sent, at the following addresses:

If to Airspan:                        If to PURCHASER:

Peter Stanway                         Bill Cook
Contracts Manager                     ------------------------------
Airspan Networks Inc.                 GLS LLC c/o Golden West
777 108th Avenue NE Suite 1895        ------------------------------
Bellevue, Washington                  2727 N. Plaza Drive
98004                                 ------------------------------
U.S.A.                                Rapid City, SD  57709-9159
                                      ------------------------------
                                      U.S.A.
                                      ------


18.  HARDWARE AND SOFTWARE VERIFICATION
     ----------------------------------

     18.1 If Installation Services are ordered, Airspan shall, upon completion of the installation, test the Equipment. Purchaser may witness the installation and test performance.


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     18.2 When the Equipment and Software have satisfactorily completed all of
Airspan's tests, Airspan shall provide Purchaser with a "Hardware and Software Verification" certificate. Provision of the certificate to Purchaser will be deemed, for purposes of this Agreement, as "Completion of Installation".

19.  PUBLICITY.  Purchaser agrees not to publish any press releases or otherwise
     ---------
publicise the existence, or any of the terms, of this Agreement without the prior written consent of Airspan.

20.  MISCELLANEOUS
     -------------

     20.1 This Agreement shall be construed in accordance with and governed by the laws of the State of South Dakota.

     20.2 Any dispute, controversy or claim between the parties arising out of, or in connection with, this Agreement, or the breach, termination or validity thereof will be resolved by mutual agreement of the parties, provided that this shall not limit the ability of the parties to seek temporary or interim injunctive relief in the event of any breach or threatened or impending breach of the confidentiality provisions of this Agreement. If any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof is unable to be resolved by mutual agreement of the parties, each of the parties here (i) agrees that any action, suit or proceeding with respect to this Agreement against it or its properties or revenues must be brought exclusively in the federal and state courts siting in Chicago, and (ii) irrevocably submits to the exclusive jurisdiction of any such court and any appellate court from any order or judgment thereof in any such action, suit or proceeding. The parties hereby irrevocably agree that all claims in respect of such action, suit or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defence of an inconvenient forum to the maintenance of such action, suit or proceeding. The parties agree that a final judgment in any such action, suit, or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     20.3 Airspan's delay or failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided shall in no way be construed to be a waiver of such provision, rights, or options, or in any way to affect its right later to enforce them. Airspan's exercise of any of its rights hereunder or of any options hereunder under the terms or covenants herein shall not preclude or prejudice Airspan from thereafter exercising the same or any right which it may have under this Agreement, irrespective of any previous action or proceeding taken by Airspan hereunder.


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

     20.4 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Airspan and shall be binding upon and inure to the benefit of Purchaser's heirs, legal representatives, successors and permitted assigns.

     20.5 This Agreement and any Exhibit hereto shall be modified only by an instrument in writing that is signed by duly-authorized representatives of the parties.

     20.6 This Agreement is executed in English only, and Purchaser hereby waives any right that it may have under the laws of any other jurisdiction to have this Agreement executed in any other language.

     20.7 The provisions of this Agreement are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability will affect only such provision or part thereof in such jurisdiction, and will not in any manner affect the provision in any other jurisdiction, or any other provision in this Agreement in any other jurisdiction. To the extent legally permissible, an arrangement that reflects the original intent of the parties will be substituted for such invalid or unenforceable provision.

     20.8 All obligations that by their nature survive the expiration, cancellation or termination of this Agreement shall remain in effect after its expiration, cancellation or termination.

     20.9 Purchaser shall not be entitled to assign this Agreement or its rights under it without the prior written consent of Airspan, which said consent shall not be unreasonably withheld. Airspan may assign the Agreement or its rights under it without recourse to Purchaser.

     20.10 In the performance of its obligations under this Agreement, Purchaser shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Purchaser specifically acknowledges that Equipment, Software or technology supplied or licensed by Airspan under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Purchaser specifically acknowledges that Equipment, Software, or technology obtained from Airspan pursuant to this Agreement shall not be exported, reexported, transhipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations.

21. This document constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties or any official or representative thereof.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date, such parties acting by their officers, being thereunto duly authorised.

Airspan Networks Inc.                      GLS LLC
By: ________________________________       By: _____________________________

Name:   ____________________________       Name: ___________________________

Title :_____________________________       Title:___________________________





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